Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF PAE INCORPORATED AND ITS SUBSIDIARIES

Capitalized terms used but not defined in this Exhibit 99.4 shall have the meanings ascribed to them in the Current Report on Form 8-K/A to which this Exhibit 99.4 is attached (the “Report”). Unless the context otherwise requires, the “registrant” and the “Company” refer to Gores Holdings III, Inc. (“Gores III”) prior to the Closing (as defined below) and to the combined company and its subsidiaries following the Closing and “PAE” refers to the business of Shay Holding Corporation (“Shay”) and its subsidiaries prior to the Closing and the business of the combined company and its subsidiaries following the Closing.

The following unaudited pro forma condensed combined balance sheet of the Company as of December 31, 2019 and the unaudited pro forma condensed combined statement of operations of the Company for the year ended December 31, 2019 present the combination of the financial information of the Company and PAE, adjusted to give effect to the Business Combination (as defined below) and certain transactions related thereto, including the exclusion of the assets, liabilities and results of operations of one of PAE’s subsidiaries, PAE ISR LLC (“ISR”), and have been prepared in accordance with Article 11 of Regulation S-X. The Company and PAE are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the “Combined Company.”

The unaudited pro forma condensed combined statement of operations of the Combined Company for the year ended December 31, 2019, gives pro forma effect to the Business Combination as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet of the Combined Company as of December 31, 2019 assumes that the Business Combination was completed on December 31, 2019.

The unaudited pro forma condensed combined financial statements were derived as described below and should be read in conjunction with the financial statements and related notes thereto of the Company, which are included in the Company’s annual report on Form 10-K filed with the SEC on March 11, 2020 and with the financial statements and related notes thereto of PAE (identified in the financial statements as Shay Holding Corporation), which are included in the Report.

The unaudited pro forma condensed combined statement of operations of the Combined Company for the year ended December 31, 2019 and the unaudited pro forma condensed combined balance sheet of the Combined Company as of December 31, 2019 were derived from PAE’s audited consolidated financial statements as of and for the year ended December 31, 2019 and the Company’s audited financial statements as of and for the year ended December 31, 2019.

The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 213 shares of common stock by Company stockholders in conjunction with a stockholder vote on the Business Combination held on February 7, 2020.

PAE INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

DECEMBER 31, 2019

(dollars in thousands)

			Pro-Forma	Pro Forma
	Historical		Adjustments	Adjustments
	Shay as of	Company as of	to Eliminate	for Business		Pro Forma
	December 31, 2019	December 31, 2019	ISR (A)	Combination	Note	Combined
ASSETS
Current assets
Cash and cash equivalents	$68,035	$245	$	$—	B	$68,280
Accounts receivable, net	442,180	—	—	—		442,180
Prepaid expenses and other current assets	43,549	84	—	—		43,633

Total current assets	553,764	329	—	—		554,093
Deferred tax asset	3,212	42	—	3,810	C	7,064
Investments and cash held in Trust Account	—	408,586	—	(408,586)	D	—
Property and equipment, net	30,404	—	—	—		30,404
Investments	17,925	—	—	—		17,925
Goodwill	409,588	—	—	—		409,588
Purchased intangibles, net	180,464	—	—	—		180,464
Operating lease right-of-use assets, net	162,184	—	—	—		162,184
Other noncurrent assets	13,758	—	—	—		13,758

Total assets	$1,371,299	$408,957	$—	$(404,776)		$1,375,480

PAE INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

December 31, 2019 (CONTINUED)

(dollars in thousands)

			Pro-Forma	Pro Forma
	Historical		Adjustment to	Adjustments
	Shay as of	Company as of	Eliminate	for Business		Pro Forma
	December 31, 2019	December 31, 2019	ISR (A)	Combination	Note	Combined
LIABILITIES
Current liabilities:
Accounts payable	$124,661	$—	$—	$—		$124,661
Accrued expenses	102,315	3,681	—	(5,007)	E	100,989
Customer advances and billings in excess of costs	51,439	—	—	—		51,439
Accrued salaries, benefits and payroll taxes	130,633	—	—	—		130,633
Accrued taxes	18,488	40	—	—		18,528
Current portion of long-term debt, net	22,007	—	—	—		22,007
Operating lease liabilities, current portion	36,997	—	—	—		36,997
Other current liabilities	30,893	796	—	4,696	F	36,385

Total current liabilities	517,433	4,517	—	(311)		521,639
Deferred underwriting compensation	—	14,000	—	(14,000)	G	—
Deferred income taxes, net	—	—	—	—		—
Long-term debt, net	727,930	—	—	(126,579)	H	601,351
Long-term operating lease liabilities	129,244	—	—	—		129,244
Other long-term liabilities	8,601	—	—	—		8,601

Total liabilities	1,383,208	18,517	—	(140,890)		1,260,835

Class A subject to possible redemption	—	385,440	—	(385,440)	I	—
Stockholders’ Equity:
Common stock:
Class A common stock	—	—	—	9	J	9
Class F common stock	—	1	—	(1)	J	—
Common Stock (Class A and Class B)	3	—	—	(3)	J	—
Additional paid-in capital	101,742	1,828	—	140,015	J	243,585
Retained earnings (Accumulated deficit)	(145,371)	3,171	—	(18,466)	K	(160,666)
Accumulated other comprehensive loss	(134)	—	—	—		(134)

Total Stockholders’ equity	(43,760)	5,000	—	121,554		82,794

Noncontrolling interest	31,851	—	—	—		31,851

Total liabilities and stockholder’s equity	$1,371,299	$408,957	$—	$(404,776)		$1,375,480

PAE INCORPORATED

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(dollars in thousands, except share and per share amounts)

	Historical		Pro-Forma	Pro Forma
	Shay for the year	Company for the year	Adjustment	Adjustments
	ended	ended	to Eliminate	for Business		Pro Forma
	December 31, 2019	December 31, 2019	ISR (A)	Combination	Note	Combined
Sales	$2,763,893	$—	$(559)	$—		$2,763,334
Cost of sales	2,183,574	—	(32,799)	—		2,150,775
Selling, general and administrative expenses	530,080	5,478	(16,531)	(5,007)	B	514,020
Amortization of intangible assets	33,205	—	—	—		33,205

Total operating expenses	2,746,859	5,478	(49,330)	(5,007)		2,698,000

Program profit (loss)	17,034	(5,478)	48,771	5,007		65,334
Other (income) loss, net	(9,785)	—	437	—		(9,348)

Operating income	26,819	(5,478)	48,334	5,007		74,682
Interest (income) expense, net	86,011	(8,488)	(1,867)	(7,205)	C	68,451

Net income (loss) before income taxes	(59,192)	3,010	50,201	12,212		6,231
Income tax expense (benefit)	(9,131)	1,552	11,747	2,858	D	7,026

Net income (loss)	(50,061)	1,458	38,454	9,354		(795)
Noncontrolling interest in earnings of ventures	(252)	—	—	—		(252)

Net income (loss) attributed to Company	$(49,809)	$1,458	$38,454	$9,354		$(543)

Pro Forma weighted average common shares outstanding - basic and diluted					E	90,132,217

Pro Forma net income per share basis - basic and diluted						$(0.01)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 – DESCRIPTION OF THE BUSINESS COMBINATION

On February 10, 2020 (the “Closing”), Shay completed the previously announced business combination in which Shay was acquired by Gores III (the “Business Combination”). The transaction was completed in a multi-step process pursuant to which Shay ultimately merged with and into a wholly-owned subsidiary of Gores III, with the Gores III subsidiary continuing as the surviving company. As a result of the Business Combination, each share of common stock of Shay was cancelled and converted into the right to receive a portion of the consideration payable in connection with the transaction and Gores III acquired Shay (as it existed immediately prior to the Business Combination) and its subsidiaries. Additionally, the stockholders of Shay as of immediately prior to the transaction (the “Shay Stockholders”) hold a portion of the common stock of Gores III (the “Class A Stock”). In connection with the Closing, “Gores Holdings III, Inc.” changed its name to “PAE Incorporated” (“PAE”).

Under the terms of an Agreement and Plan of Merger dated November 1, 2019, as amended (the “Merger Agreement”), PAE was required to (i) sell, transfer or otherwise dispose of the business of ISR (through a sale of equity, assets or otherwise), and/or (ii) terminate the operations of ISR effective prior to the closing in order to effect an orderly liquidation of the assets of ISR. On December 13, 2019, the sale of substantially all of the assets of ISR was completed.

At Closing, the Shay Stockholders received cash consideration of $416.5 million (“Cash Consideration”), ownership interests in the Combined Company of approximately 21.1 million shares (the “Stock Consideration”) and a cash contribution to Shay to pay down existing debt, and related interest and expenses, by $138.3 million. In addition, the Company assumed $779.8 million of debt.

The foregoing consideration paid to the Shay Stockholders may be further increased by amounts payable as earn-out shares of Class A Stock pursuant to the terms of the Merger Agreement. The earn-out shares are not reflected in the accompanying unaudited pro forma condensed combined financial statements as the triggering event for the issuance of these shares has not occurred.

In order to facilitate the Business Combination, the Sponsor agreed to the cancellation of approximately 3,000,000 shares of the Company’s Class F common stock, par value $0.0001 per share (the “Class F Stock”), held by it, 1,086,956 shares of which were cancelled and reissued as Class A Stock on a one-for-one basis to the Shay Stockholders as a portion of the Stock Consideration and 1,913,044 shares of which were cancelled in respect of the Private Placement representing a portion of the total number of shares of Class A Stock that the Company sold to the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discounted price of $9.20 per share. The remaining Class F Stock were automatically converted into shares of Class A Stock on a one-for-one basis at the Closing and will continue to be subject to the transfer restrictions applicable to such shares of Class F Stock.

NOTE 2 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 gives pro forma effect to the Business Combination as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of December 31, 2019 assumes that the Business Combination was completed on December 31, 2019.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes.

Under the terms of the Merger Agreement, the Company has agreed to issue restricted stock units representing the right to receive up to an aggregate of 3,200,000 shares of its Class A Stock (which number will be subject to equitable adjustment in the event of any stock split, reverse stock split, stock dividend or other similar event after the date hereof and prior to the date such restricted stock units are issued) out of which 1,581,960 will be issued (subject to the effectiveness of a registration statement on Form S-8) to PAE employees, as designated by Platinum Equity. Because the terms of any such issuance have not been finalized as of the date of the unaudited pro forma condensed combined financial statements and the amounts are not known and not deemed factually supportable, management has not included a pro forma adjustment to reflect this issuance. For more information, see the section of the Proxy Statement entitled “Executive Compensation—Awards of Company Restricted Stock Units.”

The unaudited pro forma condensed combined statement of operations is not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical financial statements and the related notes of the Company and PAE, respectively.

The Business Combination is accounted for as a reverse merger under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations (or “ASC 805”), in accordance with U.S. GAAP. Under this method of accounting, the Company is treated as the “acquired” company for financial reporting purposes and PAE is treated as the accounting acquiror. The Business Combination is treated as the equivalent of PAE issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company are stated at historical cost, with no goodwill or intangible assets recorded. Operations prior to the Business Combination are those of PAE. PAE has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	PAE’s existing management will comprise all key management positions of the Combined Company, including the CEO and the CFO;

•

Initially PE Shay Holdings, LLC (the “Platinum Stockholder”) has the right to nominate up to two directors to the Company’s board of directors, initially one of whom will be the PAE CEO and the other a representative of the Platinum Stockholder, and the remaining three directors will be independent directors whose nomination must be reasonably acceptable to the Company. Going forward the Platinum Stockholder will have the right to designate directors to the board based on its ownership percentage of the total outstanding shares of Class A Stock. If the Platinum Stockholder holds: (i) 10% or greater of the outstanding Class A Stock, it will have the right to appoint two directors; (ii) less than 10% but greater than or equal to 5% of the outstanding Class A Stock, it will have the right to appoint one director; and (iii) less than 5% of the outstanding Class A Stock, it will not have the right to appoint any directors.

•

The Platinum Stockholder is the individual investor with the largest voting interest, with beneficial ownership of 25.2% after taking into account shares of our Class A Stock underlying warrants held by the Platinum Stockholder; and

•	PAE comprises all the ongoing operations of the Combined Company.

The preponderance of the evidence discussed above supports the conclusion that PAE is the accounting acquirer in the Business Combination.

Assuming the pro forma date of December 31, 2019, the estimated Cash Consideration of $424.6 million reflects the following adjustments to the Base Value of $1.4 billion:

•	Reduction for Estimated Closing Working Capital Adjustment Amount of $61.8 million at December 31, 2019,

•	Increase for Estimated Company Cash of $70.4 million at December 31, 2019,

•	Increase for Estimated Tax Overpayment/Underpayment Amount of $4.7 million,

•	Reduction for Estimated Rollover Indebtedness Amount of $772.9 million at December 31, 2019,

•	Reduction for Estimated Company Transaction Costs Adjustment Amount of $28.0 million (net of $5 million allowance), and

•	Reduction of Participation Plan Costs of $17.4 million

•	Reduction of $197.1 million for consideration paid in shares based on the terms of the Merger Agreement.

In addition to the consideration transferred as discussed above, the Company assumed PAE existing debt as of the Business Combination date less $130.4 million paydown which would have been made if the Business Combination had closed on December 31, 2019. For the calculation of the adjustment to Long Term Debt as of December 31, 2019, please refer to Note 3, Adjustment H below.

NOTE 3 – PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The unaudited pro forma condensed combined statement of operations is not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements, and the related notes of the Companies.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

There were no significant intercompany balances or transactions between the Companies as of the date and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

A – ISR Sale

The sale of the ISR business was completed on December 13, 2019. As a result, the Shay audited consolidated balance sheet as of December 31, 2019 does not include assets or liabilities of the ISR business. Accordingly, no adjustments related to the ISR business are required to be reflected in the unaudited pro forma condensed combined balance sheet as of December 31, 2019.

B – Cash and cash equivalents

The following summarizes pro forma adjustments related to the Subscription Agreements and the Business Combination impacting Cash and cash equivalents:

	Pro Forma
	Adjustments
	(in thousands)
Cash inflow from Private Placement	$220,000	(1)
Cash inflow from Company’s Trust account	408,586	(2)
Paydown of Shay’s Second Lien Term Loan	(130,435)	(3)
Payment to Selling Equityholders	(424,587)	(4)
Payment to redeeming Company stockholders	(2)	(5)
Payment of deferred underwriting fee	(14,000)	(6)
Estimated payment of Company Transaction Costs upon Closing	(9,123)	(7)
Estimated payment of Shay Transaction Costs upon Closing	(33,003)	(8)
Payment of Participation Plan settlement	(17,436)	(9)

Net Pro Forma Adjustment to Cash	$—

(1)	Represents the proceeds from the issuance of 23.9 million shares of Class A Stock through the Private Placement at a par value of $0.0001 per share at a discounted price of $9.20 per share.
(2)

Represents the reclassification of cash equivalents held in the Trust Account to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming shareholders.

(3)

Reflects the cash prepayment of Shay Second Lien Term Loan under the terms of the Merger Agreement. The estimated pro forma paydown of $130.4 million was calculated as follows (i) Total Debt, including accrued interest, as of December 31, 2019, minus (ii) Estimated Company Cash as of December 31 minus (iii) Target Rollover Indebtedness of Shay. The difference in the calculated debt and related interest and expenses paydown amount as of December 31, 2019 and the actual amount paid of $138.3 million at the Closing Date is due to normal changes in debt balance and fluctuations in Company Cash.

(4)	Reflects the estimated net cash consideration paid to or on behalf of the Shay Stockholders.
(5)	Reflects redemptions of 213 shares at $10.21 per share.
(6)	Reflects the payment of deferred underwriting costs incurred as part of the Company’s IPO required to be paid upon the consummation of a Business Combination.
(7)(8)

Represents the estimated payment of the Transaction Costs at the closing date. In a reverse merger, acquisition-related Business Combination costs will be treated as a reduction of the cash proceeds and the unaudited pro forma condensed combined balance sheet would reflect these costs as a reduction of cash with a corresponding decrease in Additional Paid-In Capital.

(9)	Represents the settlement of the Participation Plan at the closing date.

C – Deferred Tax Adjustments

The following table summarizes pro forma adjustments to Deferred tax assets and liabilities:

	Pro Forma
	Adjustments
	(in thousands)
Income tax effect related to Transaction costs	$(1,172)	(1)
Income tax effect related to Participation Plan settlement	4,080	(2)
Income tax effect related to accelerated amortization of debt issuance costs	902	(3)

Net Pro Forma Adjustment to Deferred Tax Asset	$3,810

(1)	Represents tax effect of the elimination of the Transaction costs incurred by the Company through December 31, 2019 using a blended statutory rate of 23.4%. See Note K – Retained earnings.
(2)	Represents tax effect of the adjustment for the Participation Plan using a blended statutory rate of 23.4%. See Note B – Cash and cash equivalents and Note K – Retained earnings.
(3)

Represents tax effect of the adjustment for the accelerated amortization of deferred costs related to the Second Lien Term Loan using a blended statutory rate of 23.4%. See Note H – Long-Term Debt and Note K – Retained earnings.

D – Investments and cash Held in Trust Accounts

Represents the relief of restrictions on the investments and cash held in the Trust Account upon consummation of the Business Combination. Please refer to note B – Cash and Cash Equivalents.

E – Accrued expenses

Represents the elimination of the Transaction costs incurred by the Company and Shay through December 31, 2019 from the Accrued expenses.

Pro Forma
Adjustments
(in thousands)
Record elimination of Company’s transaction costs from accrued expenses	$(3,681)
Record elimination of Shay’s transaction costs from accrued expenses	(1,326)

Net Pro Forma Adjustment to Accrued Expenses	$(5,007)

F – Other Current Liabilities

Represents the estimated Tax Overpayment due to Platinum Equity in accordance with the Merger Agreement as of December 31, 2019.

G – Deferred Underwriting Compensation

Represents the payment of deferred underwriting costs incurred as part of the Company’s IPO required to be paid upon the consummation of the Business Combination.

H – Long-Term Debt

Represents funds from the Business Combination used to prepay the Shay Second Lien Term Loan under the terms of the Merger Agreement using a net debt balance at December 31, 2019 of approximately $702.5 million and a targeted post-Business Combination net debt balance of approximately $572.1 million. As a result of the prepayment, amortization of the proportional share of the debt issuance costs has been accelerated.

Pro Forma
Adjustments
(in thousands)
Estimated debt payment	$(130,435)
Accelerated amortization of debt issuance costs	3,856

Net Pro Forma Adjustment to Long-Term Debt	$(126,579)

Because the accelerated amortization of the debt issuance costs related to the Second Lien Term Loan will not have an ongoing impact on the statement of operations, there are no corresponding adjustments to the unaudited pro forma condensed combined statement of operations.

I – Common Stock Subject to Possible Redemption

Represents the conversion of the Company’s redeemable stock to permanent equity upon consummation of the Business Combination.

J – Capital Accounts

	Pro Forma Adjustments
	(dollars in thousands, except share amounts)
	Number of shares		Par Value		Additional
	Class A Stock	Class F Stock	Class A Stock	Class F Stock	Paid-in Capital (a)
Pre Business Combination	1,285,171	10,000,000	$—	$1	$103,570

Reclassification of redeemable shares to Class A Stock	38,714,829	—	4	—	385,436
Redemption of redeemable stock	(213)	—	—	—	(2)
Less: Cancellation of portion of Class F Stock	—	(3,000,000)	—	—	—
Conversion of remaining founders shares to Class A Stock	7,000,000	(7,000,000)	1	(1)	—
Private Placement	23,913,044	—	2	—	219,998
Shares issued to Shay Stockholders as consideration (b)	19,219,386	—	2	—	(2)

Balances after share transactions of the Company	90,132,217	—	9	—	709,000

Cash consideration paid to PAE shareholders	—	—	—	—	(424,587)
Estimated Company Transaction costs	—	—	—	—	(9,123)
Estimated PAE Transaction costs	—	—	—	—	(33,003)
Elimination of historical Retained Earnings of the Company	—	—	—	—	3,171
Elimination of the impact of incurred Company Transaction costs on Retained Earnings					2,820
Reclass Shay common stock to additional paid-in capital	—	—	—	—	3
Estimated Tax Overpayment due to Platinum Equity	—	—	—	—	(4,696)

Post-Business Combination (c)	90,132,217	—	9	$—	243,585

(a)	Additional paid-in capital includes the combined amounts for the Company and Shay.
(b)

For accounting purposes, the shares issued to Shay Stockholders are treated as a stock dividend with no corresponding adjustment to Additional paid-in capital other than to reclassify the par value of the additional shares issued.

(c)

The pro forma net income per share amount reflected in the unaudited pro forma condensed combined statement of operations assumes that the Company’s IPO occurred on January 1, 2019. As such, the shares of Class A Stock outstanding also represent the pro forma weighted-average shares outstanding for the year ended December 31, 2019. The Public Warrants and the Private Placement Warrants with an exercise price of $11.50 per share will become exercisable for one share of the Combined Company’s Class A Stock. The Public Warrants and the Private Placement Warrants are not dilutive on a pro forma basis and have been excluded from the diluted number of the Combined Company’s shares outstanding at the time of closing; however, the potential dilutive impact will ultimately be recognized based on the actual market price on the date of measurement.

K – Retained Earnings

The following summarizes pro forma adjustments to Retained earnings:

	Pro Forma
	Adjustments
	(in thousands)
Elimination of historical retained earnings of the Company	$(3,171)	(1)
Payment of Participation Plan settlement	(13,356)	(2)
Accelerated amortization of debt issuance costs	(2,954)	(3)
Remove Company Transaction costs incurred through December 31, 2019	3,681	(4)
Income tax effect of Company Transaction costs	(1,172)	(5)
Elimination of the impact of the incurred Company Transaction costs, net of tax	(2,820)	(6)
Remove Shay Transaction costs incurred through December 31, 2019	1,326	(7)

Net Pro Forma Adjustment to Retained Earnings	$(18,466)

(1)	Represents elimination of the Company’s historical retained earnings.
(2)

Represents after-tax impact of the settlement of the Participation Plan. The estimated gross payouts of $17.4 million is tax effected using a blended statutory rate of 23.4%. This adjustment is not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring. See Note B – Cash and cash equivalents and Note C – Deferred Tax Adjustments

(3)

Represents after-tax impact of the accelerated amortization of the debt issuance costs. The estimated gross amortization of $3.9 million is tax effected using a blended statutory rate of 23.4%. This adjustment is not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring. See Note H – Long-Term Debt and Note C – Deferred Tax Adjustments.

(4)	Represents pre-tax impact of the elimination of the Company’s Transaction costs incurred through December 31, 2019. Tax impacts for these adjustments are described in footnote 5.
(5)	Represents tax effects related to the Transaction costs.
(6)	Represents elimination of the increase in the Company’s retained earnings resulting from the adjustment described in footnotes 4 and 5.
(7)	Represents pre-tax impact of the elimination of Shay’s Transaction costs incurred through December 31, 2019. Tax impacts for these adjustments are described in footnote 5.

Adjustments to unaudited Pro Forma Condensed Combined Statement of Operations

A - Pro Forma Adjustments to Eliminate ISR Losses

The sale of the ISR business was completed on December 13, 2019. As a result, the Shay audited consolidated statement of operations for the year ended December 31, 2019 includes operations of the ISR business. This adjustment eliminates the impact of the ISR business operations.

B – Selling, General and Administrative Expenses

Represents the adjustments to Selling, General and Administrative Expenses related to the removal of the Company and Shay’s Transaction costs incurred through December 31, 2019.

Year
ended
December 31,
2019
(in thousands)
Eliminate Transaction costs of Company	(3,681)
Eliminate Transaction costs of Shay	(1,326)

Net Pro Forma Adjustment to Selling, general and administrative expenses	$(5,007)

C – Interest (Income) Expense, net

The following table summarizes the pro forma adjustments to Interest (income) expense, net:

Year
ended
December 31,
2019
(in thousands)
Adjust historical interest expense to reflect paydown of Shay Second Lien Term Loan	$(15,693)
Adjust historical interest income to reflect the use of investments and cash to acquire Shay	8,488

Net Pro Forma Adjustment to Interest (Income) Expense, net	$(7,205)

D – Income Tax Expense

This adjustment reflects the impact of the Business Combination on income taxes which was estimated using a blended statutory tax rate of 23.4% for the year ended December 31, 2019.

E – Weighted Average Shares Outstanding

See balance Sheet Adjustment J.